Exhibit 99.2

Unaudited Proforma Condensed Combined Financial Statements

The following unaudited proforma condensed consolidated financial statements have been prepared to give effect to the acquisition of the assets of Classic Custom Vacations (“CCV”). The acquisition of the assets of CCV will be accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values contained herein are preliminary in nature, and may not be indicative of the final purchase price allocation, which will be based on an assessment of fair value to be performed by an independent appraiser. Such preliminary estimates of fair values of the assets and liabilities of CCV have been consolidated with the recorded values of the assets and liabilities of Expedia, Inc. and subsidiaries (“Expedia”) in the unaudited proforma condensed consolidated financial statements. Since the purchase accounting information is preliminary, it has been solely prepared for the purpose of developing such unaudited proforma combined condensed financial information. SFAS No. 142, Goodwill and Other Intangible Assets, provides that goodwill resulting from a business combination completed subsequent to June 30, 2001 will not be amortized but instead is required to be tested for impairment at least annually.

The unaudited proforma condensed consolidated balance sheet as of December 31, 2001 gives effect to the acquisition of the assets of CCV as if it had occurred on December 31, 2001. The unaudited proforma consolidated statements of operations reflect the results of operations of Expedia and CCV for the year ended June 30, 2001 and for the six-month period ended December 31, 2001, adjusted for the proforma effects of the acquisition, as if such transactions had occurred at the beginning of each period presented.

The unaudited proforma condensed consolidated balance sheet and unaudited proforma consolidated statements of operations are presented for illustrative purposes only and are not necessarily indicative of the unaudited condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Expedia, Inc. and CCV been a consolidated company during the specified periods. The unaudited proforma condensed consolidated balance sheet and unaudited proforma consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto of Expedia, Inc. and Classic Vacation Group (“CVG”), the parent company of CCV.

Expedia, Inc. and Subsidiaries
Unaudited Proforma Condensed Consolidated Balance Sheet
As of December 31, 2001
(in thousands)

	CVG	Adjustments (1)	CCV	Expedia	Pro Forma Adjustments	Total	Notes
ASSETS
Current assets:
Cash and cash equivalents	$19,196	$(8,922)	$10,274	$238,374	$(48,116)	$248,816	(3)
					(2,216)		(9)
					47,000		(2)
					3,500		(7)
Other current assets	22,230	(13,678)	8,552	33,567	4,114	48,449	(6)
					2,216		(9)

Total current assets	41,426	(22,600)	18,826	271,941	6,498	297,265
Intangible assets, net				19,380	37,900	57,280	(3)
Goodwill, net	67,965		67,965	78,890	40,457	119,347	(3)
					(67,965)		(8)
Other non current assets	7,676	(4,796)	2,880	34,344		37,224

Total assets	$117,067	$(27,396)	$89,671	$404,555	$16,890	$511,116

LIABILITIES
Current liabilities:
Accounts payable	$49,696	$(40,034)	$9,662	$34,097	$—	$43,759
Accrued expenses		17,984	17,984	66,818	496	85,386	(3)
					88		(5)
Deferred merchant bookings	29,433	(2,990)	26,443	52,965	4,114	83,522	(6)
Other current liabilities	44,179	558	44,737	1,574	(44,179)	2,044	(3)
					(88)		(5)

Total current liabilities	123,308	(24,482)	98,826	155,454	(39,569)	214,711
Notes payable, net of current portion	304		304			304

Total liabilities	123,612	(24,482)	99,130	155,454	(39,569)	215,015

STOCKHOLDERS’ EQUITY
Common stock	148	1,807	1,955	529	(1,955)	538	(4)
					9		(2)
Additional paid-in-capital	98,540	(74,754)	23,786	448,998	46,991	495,989	(2)
					(67,965)		(8)
					44,179		(3)
Unearned stock-based compensation				(9,681)		(9,681)
Retained deficit	(102,917)	67,717	(35,200)	(190,946)	31,700	(190,946)	(4)
					3,500		(7)
Treasury stock	(2,316)	2,316
Accumulated other comprehensive income:
Cumulative currency translation adjustment				201		201

Total stockholders’ equity	(6,545)	(2,914)	(9,459)	249,101	56,459	296,101

Total liabilities and stockholders’ equity	$117,067	$(27,396)	$89,671	$404,555	$16,890	$511,116

Expedia, Inc. and Subsidiaries
Unaudited Proforma Consolidated Statement of Operations
For the Year Ended June 30, 2001
(in thousands except per share data)

	CVG	Adjustments (1)	CCV	Expedia	Pro Forma Adjustments	Total	Notes
Agency revenues	$—	$—	$—	$122,987	$—	$122,987
Merchant revenues	122,747	(41,360)	81,387	64,548		145,935
Advertising and other revenues				34,685		34,685

Revenues	122,747	(41,360)	81,387	222,220		303,607

Cost of agency revenues				53,427		53,427
Cost of merchant revenues	109,280	(51,157)	58,123	17,567	291	76,614	(11)
					633		(13)
Cost of advertising and other revenues				3,280		3,280

Cost of revenues	109,280	(51,157)	58,123	74,274	924	133,321

Gross profit	13,467	9,797	23,264	147,946	(924)	170,286

Operating expenses:
Product development		469	469	24,682		25,151
Sales and marketing		8,288	8,288	90,159	100	98,757	(11)
					210		(13)
General and administrative	9,273	(2,031)	7,242	22,540	80	30,072	(11)
					210		(13)
Restructuring and impairment charges	39,228	(39,228)
Depreciation and amortization	2,657	(1,604)	1,053		(1,053)		(13)
Amortization of goodwill	2,444	(368)	2,076	20,285		22,361
Amortization of intangibles				41,741	3,072	44,813	(10)
Recognition of stock-based compensation				31,183		31,183

Total operating expenses	53,602	(34,474)	19,128	230,590	2,619	252,337

Income (loss) from operations	(40,135)	44,271	4,136	(82,644)	(3,543)	(82,051)
Net interest income and other	(1,162)	5,511	4,349	4,591		8,940

Income (loss) before provision for income taxes	(41,297)	49,782	8,485	(78,053)	(3,543)	(73,111)
Provision for income taxes	(90)	(2,199)	(2,289)		2,289		(12)

Net income (loss)	$(41,387)	$47,583	$6,196	$(78,053)	$(1,254)	$(73,111)

Net loss per common share:
Basic and diluted				($1.65)		($1.52)

Weighted average shares outstanding:
Basic and diluted				47,210	937	48,147	(2)

Expedia, Inc. and Subsidiaries
Unaudited Proforma Consolidated Statement of Operations
For the Six Months Ended December 31, 2001
(in thousands except per share data)

	CVG	Adjustments (1)	CCV	Expedia	Pro Forma Adjustments	Total	Notes
Agency revenues	$—	$—	$—	$81,545	$—	$81,545
Merchant revenues	46,946	(12,134)	34,812	68,423		103,235
Advertising and other revenues				11,272		11,272

Revenues	46,946	(12,134)	34,812	161,240		196,052

Cost of agency revenues				31,287		31,287
Cost of merchant revenues	43,125	(17,965)	25,160	19,325	146	44,932	(11)
					301		(13)
Cost of advertising and other revenues				1,555		1,555

Cost of revenues	43,125	(17,965)	25,160	52,167	447	77,774

Gross profit	3,821	5,831	9,652	109,073	(447)	118,278

Operating expenses:
Product development		268	268	13,652		13,920
Sales and marketing		3,064	3,064	48,358	50	51,572	(11)
					100		(13)
General and administrative	3,616	(957)	2,659	14,877	40	17,676	(11)
					100		(13)
Restructuring and impairment charges	7,564	(7,465)	99			99
Depreciation and amortization	1,072	(571)	501		(501)		(13)
Amortization of goodwill	1,145	(51)	1,094			1,094
Amortization of intangibles				19,809	1,536	21,345	(10)
Recognition of stock-based compensation				5,988		5,988

Total operating expenses	13,397	(5,712)	7,685	102,684	1,325	111,694

Income (loss) from operations	(9,576)	11,543	1,967	6,389	(1,772)	6,584
Net interest income and other	(2,253)	3,433	1,180	2,543		3,723
Share of joint venture net loss				(769)		(769)
USA merger related expense				(7,691)		(7,691)

Income (loss) before provision for income taxes	(11,829)	14,976	3,147	472	(1,772)	1,847
Provision for income taxes	(30)	(1,054)	(1,084)			(1,084)

Net income (loss)	$(11,859)	$13,922	$2,063	$472	$(1,772)	$763

Net income per common share:
Basic				$0.01		$0.01

Diluted				$0.01		$0.01

Weighted average shares outstanding:
Basic				51,171	937	52,108	(2)

Diluted				62,192	937	63,129	(2)

Expedia, Inc. and Subsidiaries
Notes to Unaudited Proforma Condensed Consolidated Balance Sheet and Unaudited Proforma
Consolidated Statements of Operations

The unaudited proforma condensed consolidated balance sheet and unaudited proforma consolidated statements of operations reflect the acquisition of the assets of CCV under the purchase method of accounting. Under the purchase method of accounting, the preliminary purchase price is allocated to the assets acquired and the liabilities assumed based on their estimated fair values. The preliminary fair value of the assets acquired and liabilities assumed of CCV have been consolidated with the recorded values of the assets and liabilities of Expedia, Inc. in the unaudited proforma condensed consolidated balance sheet at December 31, 2001.

The preliminary purchase price allocation for CCV at March 9, 2002 is as follows (in thousands):

Current assets	$46,827
Property and equipment, net	2,612
Other assets	271
Goodwill and intangible assets	78,284

Total assets acquired	127,994

Current liabilities	78,607
Long term debt	280

Total liabilities assumed	78,887

Net assets acquired	49,107
Less: acquisition costs	496

Purchase price	$48,611

The unaudited proforma condensed consolidated balance sheet gives effect to the following proforma adjustments necessary to reflect the acquisition of the assets of CCV as if it occurred at December 31, 2001.

1.
Expedia is acquiring substantially all of the assets and assuming the liabilities of Custom Classic Vacations, Inc. (“CCV”) which represented a majority of the operations of CVG and substantially all of certain key operating metrics such as current assets, total liabilities, revenues, gross profit and net income. Historical financial statements of CVG are included to provide investors with the complete and comprehensive financial history of the acquired business. Elimination of specified assets, liabilities and operations not acquired or assumed by Expedia is reflected in the adjustments column.

2.
To record the issuance of 936,815 common shares to USA Interactive (formerly USA Networks, Inc.) for approximately $47 million in cash. The proceeds from this sale were used by Expedia in connection with the CCV transaction to purchase the approximately $47 million outstanding debt of CVG.

3.
To record the purchase of the outstanding debt of CVG for approximately $47 million in cash and the purchase of CCV’s assets for approximately $1 million in cash. The unallocated excess of acquisition costs over net assets acquired has been preliminarily allocated goodwill. SFAS No. 142 provides that goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead is required to be tested for impairment at least annually. Although it has not completed its assessment, Expedia is in the process of valuing the assets and liabilities acquired, including the identification of intangibles other than goodwill. Accordingly, the purchase accounting information is preliminary. As the unaudited proforma consolidated statements of operations includes no amortization of the goodwill associated with the CCV transaction, the final allocation of purchase value to intangible assets other than goodwill could result in increased amortization and decreased operating income, net income, and earnings per share in subsequent periods.

4.	To eliminate the stockholders’ equity of CCV.

5.	To reclassify the liabilities in CCV to conform with Expedia’s classification.

6.	To gross up prepaid merchant bookings and deferred merchant bookings to conform with Expedia’s classification.

7.	To record sale of Allied by CVG of which the proceeds were provided to CCV as part of the CCV acquisition by Expedia.

8.	To eliminate CCV’s goodwill which was related to prior acquisitions.

9.	To reclass restricted cash to conform with Expedia’s classification.

The unaudited proforma consolidated statements of operations give effect to the following proforma adjustments necessary to reflect the acquisition of the operations of CCV as if they had occurred at the beginning of each period presented.

10.	To adjust amortization of identifiable intangible assets acquired based on estimated fair market values using estimated lives ranging from three to fifteen years.

11.	To record increase in depreciation expense resulting from the preliminary adjustment to record CCV’s property and equipment at estimated fair values using a weighted average life of three years.

12.	To record a provision for income taxes as Expedia has sufficient net operating losses carried forward to apply against the taxable income.

13.	To reclassify depreciation expense to conform with Expedia’s classification.